Exhibit 10.2

CONTRACT NUMBER: 2019-000052I

AMENDMENT TO THE CONTRACT BETWEEN
ADMINISTRACIÓN DE SEGUROS DE SALUD DE PUERTO RICO (ASES)

and

TRIPLE-S SALUD, INC.
to
ADMINISTER THE PROVISION OF PHYSICAL AND BEHAVIORAL HEALTH SERVICES UNDER THE GOVERNMENT HEALTH PLAN

THIS AMENDMENT TO THE CONTRACT BETWEEN ADMINISTRACIÓN DE SEGUROS DE SALUD DE PUERTO RICO (ASES) AND TRIPLE-S SALUD, INC., FOR THE PROVISION OF PHYSICAL AND BEHAVIORAL HEALTH SERVICES UNDER THE GOVERNMENT HEALTH PLAN (the “Amendment”) is by and between Triple-S Salud, Inc. (“the Contractor”), a managed care organization duly organized and authorized to do business under the laws of the Commonwealth of Puerto Rico, with employer identification number 66-0555677 and represented by its President, Madeline Hernandez Urquiza, of legal age, single, resident of San Juan, Puerto Rico, and the Puerto Rico Health Insurance Administration (Administración de Seguros de Salud de Puerto Rico, hereinafter referred to as “ASES” or “the Administration”), a public corporation of the Commonwealth of Puerto Rico, with employer identification number 66-0500678, represented by its Executive Director, Jorge E. Galva Rodríguez, JD, MHA, of legal age, married and resident of Vega Alta, Puerto Rico.

WHEREAS, the Contractor and ASES executed a Contract for the provision of Physical Health and Behavioral Health Services under the Government Health Plan for the Commonwealth of Puerto Rico, on September 21, 2018, (hereinafter referred to as the “Contract”);

WHEREAS, the Contract provides, pursuant to Article 55, that the Parties may amend such Contract by mutual written consent;

WHEREAS, all provisions of the Contract will remain in full force and effect as described therein, except as otherwise provided in this Amendment.

NOW, THEREFORE, and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to clarify and/or amend the Contract as follows:

I.	AMENDMENTS

1.	Section 21.4.1 shall be amended as follows:

21.4.1
Notwithstanding anything to the contrary in this Agreement, because the parties have not completed the revision of the PMPM Payments by the expiration of the current rating period which ends on June 30, 2020 (the “Expired Rating Period”) such that the new rating period must commence without updated PMPM Payments, then the following shall occur:

(a)	ASES shall continue to pay Contractors at the PMPM Payment rates that existed during the Expired Rating Period;

(b)
As soon as practicable, but in no event more than thirty (30) days following the expiration of the Expired Rating Period, the parties shall complete in good faith the review of updated PMPM Payments (the “Updated PMPM Payments”).

(c)
Following agreement upon Updated PMPM Payments, the parties shall execute an amendment to Attachment 11 of the Contract setting forth the Updated PMPM Payments. Such amendment and the Updated PMPM Payments shall be effective as of July 1st, 2020 as if the Updated PMPM Payments had been agreed upon at the expiration of the Expired Rating Period, provided that,

(1)
Notwithstanding the foregoing, because Updated PMPM Payment rates are subject to CMS and FOMB approval, ASES will continue to pay Contractors at the PMPM Payment rates that existed during the Expired Rating Period until such time as CMS and the FOMB have approved the Updated PMPM Payments, and;

(2)
within thirty (30) calendar days following CMS’ and the FOMB’s approval of Updated PMPM Payment rates, the Parties shall begin to reconcile any difference between (i) PMPM Payments that ASES made to Contractors after the Expired Rating Period and (ii) Updated PMPM Payment rates.

II.	RATIFICATION

All other terms and provisions of the original Contract, as amended by Contracts Number 2019- 000052 A, B, C, D, E, F, G, and H, and of any and all documents incorporated by reference therein, not specifically deleted or modified herein shall remain in full force and effect. The Parties hereby affirm their respective undertakings and representations as set forth therein, as of the date thereof. Capitalized terms used in this Amendment, if any, shall have the same meaning assigned to such terms in the Contract.

III.	EFFECT; CMS APPROVAL

The Parties agree and acknowledge that this Amendment, including any attachments, is subject to approval by the United States Department of Health and Human Services Centers for Medicare and Medicaid Services (“CMS”) and the Financial Oversight and Management Board for Puerto Rico (“FOMB”), and that ASES shall submit this Amendment for CMS and FOMB approval.

IV.	AMENDMENT EFFECTIVE DATE

Contingent upon approval of CMS, this Amendment shall become effective July 1, 2020 (the “Amendment Effective Date”) and remain in effect until July 31, 2020.

V.	ENTIRE AGREEMENT

This Amendment constitutes the entire understanding and agreement of the Parties with regards to the subject matter hereof, and the parties by their execution and delivery of this Amendment to the Contract hereby ratify all of the terms and conditions of the Contract, as amended by Contract Number 2019-000052, including amendments A, B, C, D, E, F, G, H, and I as supplemented by this Agreement.

The Parties agree that ASES will be responsible for the submission and registration of this Amendments in the Office of the Comptroller General of the Commonwealth, as required under law and applicable regulations.

ACKNOWLEDGED BY THE PARTIES by their duly authorized representatives on this 29th day of June, 2020.

ADMINISTRACIÓN DE SEGUROS DE SALUD DE PUERTO RICO (ASES)

_/s/ Jorge E. Galva Rodríguez	6/29/2020
Jorge E. Galva Rodríguez, JD, MHA	Date
EIN: 66-05000678

TRIPLE-S SALUD, INC.

/s/ Madeline Hernández Urquiza	6/29/2020
Ms. Madeline Hernández Urquiza, President	Date
EIN: 66-0555677

Account No. 256-5325 to 5330